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TRANSLATION                                                     EXHIBIT 10.11


                        MASTER [SIGNAL SUPPLY] AGREEMENT


between

               Deutsche Bundespost TELEKOM

               represented by the President of the Board, Potsdam, who in turn is represented by the Manager of Department 23, Mr Karl-Heinz Haufe

               - hereinafter called "Deutsche Bundespost TELEKOM" ("DBP T") -

and

               Projektmanagement Kommunikationsnetze Gesellschaft mbH

               - abbreviated as PKG -

               represented by Mr Klaus Sprenger

               - hereinafter called "the Company" -


Deutsche Bundespost TELEKOM and PKG enter into the following Framework Agreement for the supply of communal antenna installations ("GA") and large communal antenna installations ("GGA") in the federal state of Brandenburg, whereby an individual agreement based on this Framework Agreement is to be entered into with the respective telecommunications office.

1. The Company will, in principle, have its GA/GGA connected to the broad band distribution network of the DBP T, and this will take place 4 weeks after the Company has been advised by the DBP T that a corresponding connection is feasible and that the signals can be supplied by the DBP T. By separate agreement with the DBP T management in Potsdam the Company can erect and operate private broad band distribution networks in individual locations without a connection to the public broad band distribution network of the DBP T taking place. The obligation for coordination of the extension of the telephone network in accordance with item G of this Agreement still applies.

2. The Company will reconcile its planning intentions in respect of expansion and modification of the GA/GGA with the respective competent telecommunications office. The telecommunications office as well as the Company will endeavour to achieve an area-wide supply for the respective community.

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3.   The connection of the respective GA/GGA will take place as a rule to one handover point of the DBP T, which will enable a technically and economically suitable connection to the public broad band distribution network of the DBP T.

4. The connection of the GA/GGA will be carried out in accordance with the "General Business Conditions" (AGB of the DBP T for the service "cable connection") valid at the time of connection and made public in every federal state. The conditions of operation apply notwithstanding the authorisation regulations in accordance with the respective applicable AGB of the DBP T.

     Until the AGB comes into force, the regulations of the Telecommunications Act (TKO) will apply.

5. The Company will not terminate the connection of the private distribution installations before expiration of this Agreement.

6. Generally, the extension of the GA/GGA will be coordinated with regard to timing with the extension of the telephone network of the DBP T within the supply area of the GA/GGA and also with the later to be connected private broad band distribution installation of the Company to the public broad band distribution network. In so far as a direct extension of the telephone network of the DBP T has not yet been determined, the DBP T undertakes

     - to commission the Company with the laying of telephone cables or with provisional building measures for the telephone network at adequate conditions, or

     - to explore further possibilities of compound utilisation in consultation with the Company, or

     - to waive the Company's obligation for coordination under this Agreement.

     The extension dates for the GA/GGA are to be harmonised with the dates for the extension of the telephone networks and to be coordinated together with the building measures. DBP T and the Company will endeavour to make use of the compound advantage for both networks.

7. In so far as there is no authorisation under the Telecommunications Act for the GA/GGA and such authorisation has not been granted in view of the size and type of the GA/GGA in accordance with the respective applicable authorisation regulations by the Federal Ministry for Post Office and Telecommunications, the DBP T will expressly use its influence on behalf of the Company to obtain a positive decision on the respective authorisation application with the Federal Ministry for Post Office and Telecommunications.

     In accordance with presently valid regulations regarding communal antenna installations the Federal Ministry for Post Office and Telecommunications will grant an authorisation also for communal antenna installations in areas with an existing


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     or planned broad band distribution network of the DBP T if the DBP T agrees to this with a view to cooperation with private companies or for other reasons. As long as the consent of DBP TELEKOM is given in each respective case, the Federal Minister for Post Office and Telecommunications will not deny the authorisation of communal antenna installations for over 10.000 housing units or for communal antenna installations which cross communal borders.

8. Within the scope of this Framework Agreement additional detailed agreements are to be entered into regionally with the competent telecommunications office with regard to the extension and connection of the respective GA/GGA, in which the area of the GA/GGA including the number of housing units affected thereby are being determined.

9. This Framework Agreement is valid for a minimum period of 10 years and will be extended by a respective further year unless it is being terminated six months prior to expiration.



Potsdam, 28 August 1991


For and on behalf of



DBP T                                                 Company


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